Exhibit 99.1
N E W S R E L E A S E

MEDIA CONTACTS
Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
844-682-2265

MVB Completes Sale of South Market WV Banking Centers
(FAIRMONT, W.Va.) July 12, 2021 – MVB Financial Corp. (“MVB” “MVB Financial”) (NASDAQ: MVBF), announced today that its wholly-owned subsidiary, MVB Bank, Inc. (“MVB Bank”) has closed the sale of four banking centers in Southern West Virginia to Summit Community Bank, Inc, a subsidiary of Summit Financial Group, Inc. (“Summit”) (NASDAQ: SMMF).

Summit has acquired substantially all of MVB Bank’s Southern West Virginia community banking operations, including its full-service banking centers located at: 400 Washington Street East, Charleston; 3754 Teays Valley Road, Hurricane; 660 Central Avenue, Barboursville; and 999 4th Avenue, Huntington. In addition, Summit has acquired MVB Bank’s drive-thru banking locations at 6441 Farmdale Road, Barboursville, and 940 5th Avenue, Huntington.

The transaction includes deposit and loan balances of $167 million and $55 million, respectively. MVB will record a pre-tax gain of approximately $10 million on the sale, equating to a projected increase of 3.2% to tangible book value per share (as of March 31, 2021). The sale also marks the exit of MVB’s banking center presence in Southern West Virginia.

“This South Market transaction continues a series of opportunistic actions in recent years that have resulted in significant value creation for MVB shareholders. Since 2015, tangible book value per share at MVB has grown at a 15% compound annual growth rate, well above the industry average. This banking center divestiture also allows for a sharpened focus on our core commercial markets in North Central West Virginia and Northern Virginia, as well as our rapidly growing Fintech business,” said Larry F. Mazza, President and CEO, MVB Financial Corp.

“We would like to extend our gratitude to our clients and Team Members who will be transitioning to Summit Community Bank, where we know they will be well served.”

Squire Patton Boggs served as legal counsel to MVB Bank in this transaction.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit https://ir.mvbbanking.com/.

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Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues,” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in financial technology companies; competition; length and severity of the COVID-19 pandemic and its impact on the Company’s business and financial condition; changes in economic, business and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise, or correct any forward-looking statements.